UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2025

N2OFF, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40403	26-4684680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HaPardes 134 (Meshek Sander) Neve Yarak, Israel	4994500
(Address of principal executive offices)	(Zip Code)

(347) 468- 9583

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	NITO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement

Securities Purchase and Exchange Agreement

As previously disclosed in its Current Report on Form 8-K filed on February 26, 2025, N2OFF, Inc. (the “Company”) entered into a Securities Purchase and Exchange Agreement (the “Agreement”) with MitoCareX Bio Ltd., a private company incorporated under the laws of the State of Israel (“MitoCareX”), SciSparc Ltd., a public company incorporated under the laws of the State of Israel (“SciSparc”), Dr. Alon Silberman (“Alon”) and Prof. Ciro Leonardo Pierri (“Ciro”, together with SciSparc and Alon, the “Sellers”, and together with the Company, the “Parties”) pursuant to which the Company will acquire from each of the Sellers their respective ordinary shares, nominal (par) value NIS 0.01 each, of MitoCareX, thereby resulting in MitoCareX becoming a wholly-owned subsidiary of the Company.

On May 18, 2025, the Parties amended the Agreement (the “Amendment”) by extending the exclusivity period set forth in Section 1.08 of the Agreement by an additional ninety (90) days, such that either Party may terminate the Agreement in the event that the Closing Date (as defined therein) shall not have occurred within one hundred and eighty (180) days of the date of the Agreement. All other terms of the Agreement remain in full force and effect.

The description of the Amendment set forth above is qualified in its entirety by reference to the full text of the Amendment, which is filed hereto as Exhibit 10.1, and incorporated herein by reference.

Third Loan Agreement

On May 22, 2025, the Company entered into a third loan agreement (the “Third Loan Agreement”) with MitoCareX, and L.I.A. Pure Capital Ltd., an Israeli company (“Pure Capital”) pursuant to which the Company agreed to loan $250,000 (the “Principal”) to MitoCareX with interest accruing at an annual rate pursuant to Section 3(j) of the Income Tax Ordinance, published by the Israel Tax Authority for loans in US dollars, which is currently the USD exchange rate fluctuation until the maturity date plus 3%, as may be adjusted from time to time ( the “Loan”). The term of the Loan is six months with repayment of Principal and accrued interest due at maturity. In the event of a transaction whereby MitoCareX becomes a subsidiary of the Company, any amount outstanding under the Loan will be deducted from any future amount allocated by the Company to MitoCareX during the first year following the foregoing transaction. Pure Capital has agreed to guarantee the repayment of the Loan to MitoCareX. The purpose of the Third Loan Agreement is to assist MitoCareX with financing its ongoing costs and obligations until closing of the Agreement has occurred.

The foregoing description of the Third Loan Agreement is not complete and is qualified in its entirety by reference to the full text of the Third Loan Agreement, a copy of which is filed hereto as Exhibit 10.2, and is incorporated herein by reference.

Amendments to MitoCareX Loan Agreements

The Company previously entered into two loan agreements with MitoCareX on December 22, 2024, and on March 12, 2025 (the “First Loan Agreement” and the “Second Loan Agreement”, respectively) pursuant to which in each loan, the Company provided a loan of $250,000 to MitoCareX under substantially the same terms as the Third Loan Agreement.

On May 22, 2025, the Company, MitoCareX, and Pure Capital entered into amendments to the First Loan Agreement and to the Second Loan Agreement (the “Loan Amendments”), extending the term of each loan by 180 days.

The foregoing description of the Loan Amendments is not complete and is qualified in its entirety by reference to the full text of the Loan Amendments, copies of which are filed hereto as Exhibit 10.3 and Exhibit 10.4 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to the Securities Purchase and Exchange Agreement, dated May 18, 2025
10.2	Loan Agreement, dated May 22, 2025, among the Company, MitoCareX Bio Ltd. and L.I.A. Pure Capital Ltd.
10.3	Amendment to Loan Agreement, dated December 22, 2024, among the Company, MitoCareX Bio Ltd. and L.I.A. Pure Capital Ltd.
10.4	Amendment to Loan Agreement, dated March 12, 2025, among the Company, MitoCareX Bio Ltd. and L.I.A. Pure Capital Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

N2OFF, Inc.

Date: May 22, 2025	By:	/s/ David Palach
	Name:	David Palach
	Title:	Chief Executive Officer